Exhibit 99.1

Contacts:	Lawrence P. Ward, CEO
Margaret Torres, CFO
805-369-5200

Heritage Oaks Bancorp to Present at KBW Community Bank Investor Conference

Paso Robles, CA –July 24, 2009 — Heritage Oaks Bancorp (NASDAQ: HEOP), parent company of Heritage Oaks Bank, today announced plans to participate in the Keefe, Bruyette & Woods Tenth Annual Community Bank Investor Conference.  Lawrence P. Ward, President and CEO of Heritage Oaks, will present on July 28, 2009, at 4:00 p.m. EDT.

The conference, set for July 28 and July 29, 2009, at the Waldorf Astoria Hotel in New York, will be available in its entirety, both live and via replay at www.kbw.com.

About the Company
Heritage Oaks Bancorp is the holding company for Heritage Oaks Bank which operates as Heritage Oaks Bank and Business First, a division of Heritage Oaks Bank.  Heritage Oaks Bank has its headquarters plus one branch office in Paso Robles, two branch offices in San Luis Obispo, single branch offices in Cambria, Arroyo Grande, Atascadero, Templeton, San Miguel and Morro Bay and three branch offices in Santa Maria.  Heritage Oaks Bank conducts commercial banking business in San Luis Obispo County and Northern Santa Barbara County.  The Business First division has two branch offices in Santa Barbara.  Visit Heritage Oaks Bancorp on the Web at www.heritageoaksbancorp.com.

Statements concerning future performance, developments or events, expectations for growth, income forecasts, sales activity for collateral, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties.  Actual results may differ materially from stated expectations.  Specific factors include, but are not limited to the ability to successfully integrate the operations of Business First National Bank, increased profitability, continued growth, the Bank’s beliefs as to the adequacy of its existing and anticipated allowances for loan losses, beliefs and expectations regarding actions that may be taken by regulatory authorities having oversight of the Bank’s operations, interest rates and financial policies of the United States government, the ongoing financial crisis in the United States, and the response of the federal and state government and our regulators thereto and general economic conditions.  Additional information on these and other factors that could affect financial results are included in Heritage Oaks Bancorp’s Securities and Exchange Commission filings.  If any of these risks or uncertainties materialize or if any of the assumptions underlying such forward-looking statements proves to be incorrect, Heritage Oaks Bancorp’s results could differ materially from those expressed in, implied or projected by such forward-looking statements.  Heritage Oaks Bancorp assumes no obligation to update such forward-looking statements

NOTE:  Transmitted on Prime Newswire on July 24, 2009, at 9:00 a.m. PDT.